UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas, 76108
(Address of principal executive offices)  (Zip Code)

(817) 744-8502
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 9, 2012, Circle Star Energy Corp. (the “Company”) entered into the Amendment to the Purchase and Sale Agreement (the “Amendment”) with BlueRidge Petroleum Corporation, Walter F. Brown, Kirk T. and/or Rebecca L. Rundle as JTRS, First Equity Resources, LLC, G. Jeff Mowry and Marsha S. Mowry Trust Dated July 9, 2007, Harold C. Porter Family Trust, Bobbie D. Porter Living Trust dated December 13, 2004, Porter Oil Properties, LLC, OA Operating, Inc., and Swann Resources, Inc. (collectively the “Sellers”). The Amendment amends the Purchase and Sale Agreement entered into by the same parties on April 17, 2012 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company agreed to purchase certain interests in oil and gas leases in Rawlins, Sheridan and Graham Counties, Kansas, as more fully described in Exhibit A to the Purchase Agreement in return for $5,308,375 and 560,000 shares of common stock of the Company, with a closing date of July 1, 2012. Pursuant to the Purchase Agreement, the Company agreed to purchase interests in 17,168 acres in Rawlins County, 12,518 acres in Sheridan County (the “Sheridan Properties”) and 12,781 acres in Graham County.

The Amendment modifies the terms of the Purchase Agreement by reducing the acreage of the leases in Graham County by 1,760 acres, and by granting the Company an option to purchase the properties in Rawlins and Graham Counties. The Amendment further modifies the terms of the Purchase Agreement, whereby the Company has now agreed to pay $50,000 to the Sellers (which has already been paid) and to issue 2,611,000 Common Shares to the Sellers for the interests in Sheridan County.

Pursuant to the Amendment, the Company has the option (the “Option”) to purchase interests in 80,871 acres in Kansas (including the properties in the Rawlins and Graham Counties noted above), by making a cash payment of $10,108,875 and by delivering the number of Common Shares equal to $1,000,000, based on the market price of the Common Shares on the date before closing of the Option, on or before September 28, 2012.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1.

The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.2.

The Common Shares will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state of the United States.  Accordingly, the Common Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Common Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 3.02.   Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, in partial consideration for the acquisition of the Sheridan Properties by the Company, the Company will issue 2,611,000 Common Shares to the Sellers. The Common Shares have not, and will not be, registered under the Securities Act, or the laws of any state of the United States.  Accordingly, the Common Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Common Shares were placed pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 9.01  Exhibits

Exhibit Number	Exhibit
10.1	Purchase and Sale Agreement
10.2	Amendment to Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: July 13, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Purchase and Sale Agreement
10.2	Amendment to Purchase and Sale Agreement